                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             INVESCO CHARTER FUND

A Special Joint Meeting ("Meeting") of Shareholders of Invesco Charter Fund, an investment portfolio of AIM Equity Funds (Invesco Equity Funds), a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting was held for the following purpose:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

The results of the voting on the above matter were as follows:

                                                     Votes
Matter                                  Votes For   Withheld
------                                 ----------- ----------
(1)*    David C. Arch................. 602,144,224 18,842,658
        James T. Bunch................ 601,933,978 19,052,903
        Bruce L. Crockett............. 602,110,998 18,875,884
        Jack M. Fields................ 602,354,729 18,632,152
        Martin L. Flanagan............ 602,638,282 18,348,600
        Cynthia Hostetler............. 602,841,732 18,145,150
        Dr. Eli Jones................. 602,450,885 18,535,996
        Dr. Prema Mathai-Davis........ 602,307,207 18,679,674
        Teresa M. Ressel.............. 602,839,354 18,147,528
        Dr. Larry Soll................ 601,863,818 19,123,062
        Ann Barnett Stern............. 602,750,126 18,236,755
        Raymond Stickel, Jr........... 601,984,912 19,001,968
        Philip A. Taylor.............. 602,622,557 18,364,324
        Robert C. Troccoli............ 602,182,448 18,804,433
        Christopher L. Wilson......... 602,650,951 18,335,930

The Meeting was adjourned until April 11, 2017, with respect to the following proposals:

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions.

The results of the voting on the above matter were as follows:


                                                     Votes      Votes      Broker
Matter                                  Votes For   Against    Abstain    Non-Votes
------                                 ----------- ---------- ---------- -----------
(2)*    Approve an amendment to the
        Trust's Agreement and
        Declaration of Trust that
        would permit fund mergers and
        other significant
        transactions upon the Board's
        approval but without
        shareholder approval of such
        transactions.................. 381,547,257 71,681,315 21,825,965 201,877,400

--------
* Each of proposal 1 and 2 required approval by a combined vote of all of the portfolios of AIM Equity Funds (Invesco Equity Funds).

Invesco Charter Fund did not receive sufficient shareholder votes to pass Proposals 3 and 4(a) - (b).

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

4(a) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco PowerShares Capital Management LLC.

4(b) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

The results of the voting on the above matters were as follows:

                                                             Votes     Votes    Broker
Matters                                         Votes For   Against   Abstain  Non-Votes
-------                                         ---------- --------- --------- ----------
 (3)     Approve changing the fundamental
         investment restriction regarding the
         purchase or sale of physical
         commodities........................... 57,471,577 6,785,753 4,876,114 36,538,503
 4(a)    Approve an amendment to the current
         Master Intergroup Sub-Advisory
         Contract to add Invesco PowerShares
         Capital Management LLC................ 60,177,904 4,051,101 4,904,459 36,538,483
 4(b)    Approve an amendment to the current
         Master Intergroup Sub-Advisory
         Contract to add Invesco Asset
         Management (India) Private Limited.... 58,687,351 5,422,019 5,024,071 36,538,506

                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                       INVESCO DIVERSIFIED DIVIDEND FUND

A Special Joint Meeting ("Meeting") of Shareholders of Invesco Diversified Dividend Fund, an investment portfolio of AIM Equity Funds (Invesco Equity Funds), a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting was held for the following purpose:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

The results of the voting on the above matter were as follows:

                                                     Votes
Matter                                  Votes For   Withheld
------                                 ----------- ----------
(1)*    David C. Arch................. 602,144,224 18,842,658
        James T. Bunch................ 601,933,978 19,052,903
        Bruce L. Crockett............. 602,110,998 18,875,884
        Jack M. Fields................ 602,354,729 18,632,152
        Martin L. Flanagan............ 602,638,282 18,348,600
        Cynthia Hostetler............. 602,841,732 18,145,150
        Dr. Eli Jones................. 602,450,885 18,535,996
        Dr. Prema Mathai-Davis........ 602,307,207 18,679,674
        Teresa M. Ressel.............. 602,839,354 18,147,528
        Dr. Larry Soll................ 601,863,818 19,123,062
        Ann Barnett Stern............. 602,750,126 18,236,755
        Raymond Stickel, Jr........... 601,984,912 19,001,968
        Philip A. Taylor.............. 602,622,557 18,364,324
        Robert C. Troccoli............ 602,182,448 18,804,433
        Christopher L. Wilson......... 602,650,951 18,335,930

The Meeting was adjourned until April 11, 2017, with respect to the following proposals:

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions.

The results of the voting on the above matter were as follows:


                                                     Votes      Votes      Broker
Matter                                  Votes For   Against    Abstain    Non-Votes
------                                 ----------- ---------- ---------- -----------
(2)*    Approve an amendment to the
        Trust's Agreement and
        Declaration of Trust that
        would permit fund mergers and
        other significant
        transactions upon the Board's
        approval but without
        shareholder approval of such
        transactions.................. 381,547,257 71,681,315 21,825,965 201,877,400

--------
* Each of proposal 1 and 2 required approval by a combined vote of all of the portfolios of AIM Equity Funds (Invesco Equity Funds).

Invesco Diversified Dividend Fund did not receive sufficient shareholder votes to pass Proposals 3 and 4(a) - (b).

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

4(a) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco PowerShares Capital Management LLC.

4(b) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

The results of the voting on the above matters were as follows:

                                                              Votes      Votes      Broker
Matters                                          Votes For   Against    Abstain    Non-Votes
-------                                         ----------- ---------- ---------- -----------
 (3)     Approve changing the fundamental
         investment restriction regarding the
         purchase or sale of physical
         commodities........................... 307,224,670 46,334,503 17,476,868 164,648,547
 4(a)    Approve an amendment to the current
         Master Intergroup Sub-Advisory
         Contract to add Invesco PowerShares
         Capital Management LLC................ 335,498,639 17,804,661 17,755,730 164,625,558
 4(b)    Approve an amendment to the current
         Master Intergroup Sub-Advisory
         Contract to add Invesco Asset
         Management (India) Private Limited.... 330,158,800 22,245,640 18,611,037 164,669,111

                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                              INVESCO SUMMIT FUND

A Special Joint Meeting ("Meeting") of Shareholders of Invesco Summit Fund, an investment portfolio of AIM Equity Funds (Invesco Equity Funds), a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting was held for the following purpose:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

The results of the voting on the above matter were as follows:

                                                     Votes
Matter                                  Votes For   Withheld
------                                 ----------- ----------
(1)*    David C. Arch................. 602,144,224 18,842,658
        James T. Bunch................ 601,933,978 19,052,903
        Bruce L. Crockett............. 602,110,998 18,875,884
        Jack M. Fields................ 602,354,729 18,632,152
        Martin L. Flanagan............ 602,638,282 18,348,600
        Cynthia Hostetler............. 602,841,732 18,145,150
        Dr. Eli Jones................. 602,450,885 18,535,996
        Dr. Prema Mathai-Davis........ 602,307,207 18,679,674
        Teresa M. Ressel.............. 602,839,354 18,147,528
        Dr. Larry Soll................ 601,863,818 19,123,062
        Ann Barnett Stern............. 602,750,126 18,236,755
        Raymond Stickel, Jr........... 601,984,912 19,001,968
        Philip A. Taylor.............. 602,622,557 18,364,324
        Robert C. Troccoli............ 602,182,448 18,804,433
        Christopher L. Wilson......... 602,650,951 18,335,930

The Meeting was adjourned until April 11, 2017, with respect to the following proposals:

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions.

The results of the voting on the above matter were as follows:


                                                     Votes      Votes      Broker
Matter                                  Votes For   Against    Abstain    Non-Votes
------                                 ----------- ---------- ---------- -----------
(2)*    Approve an amendment to the
        Trust's Agreement and
        Declaration of Trust that
        would permit fund mergers and
        other significant
        transactions upon the Board's
        approval but without
        shareholder approval of such
        transactions.................. 381,547,257 71,681,315 21,825,965 201,877,400

--------
* Each of proposal 1 and 2 required approval by a combined vote of all of the portfolios of AIM Equity Funds (Invesco Equity Funds).

Invesco Summit Fund did not receive sufficient shareholder votes to pass Proposals 3 and 4(a) - (b).

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

4(a) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco PowerShares Capital Management LLC.

4(b) Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add Invesco Asset Management (India) Private Limited.

The results of the voting on the above matters were as follows:

                                                             Votes     Votes    Broker
Matters                                         Votes For   Against   Abstain  Non-Votes
-------                                         ---------- --------- --------- ---------
 (3)     Approve changing the fundamental
         investment restriction regarding the
         purchase or sale of physical
         commodities........................... 27,490,831 4,983,599 2,482,941  618,031
 4(a)    Approve an amendment to the current
         Master Intergroup Sub-Advisory
         Contract to add Invesco PowerShares
         Capital Management LLC................ 29,366,213 3,012,492 2,578,668  618,029
 4(b)    Approve an amendment to the current
         Master Intergroup Sub-Advisory
         Contract to add Invesco Asset
         Management (India) Private Limited.... 28,566,869 3,757,282 2,633,222  618,029